Exhibit 5.1
                     [Kirkpatrick & Lockhart LLP Letterhead]


May  20,  2003

LocatePLUS  Holdings  Corporation
100  Cummings  Center,  Suite  235  M
Beverly,  Massachusetts  01915

Re:     Registration  Statement  on  Form  S-8

Gentlemen:

We have acted as special counsel to the Corporation in connection with your preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 15,000,000 shares of the Corporation's Class A Voting Common Stock, par value $0.01 per share (the "Class A Voting Common Stock").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation
S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Amended and Restated Certificate of Incorporation, as amended to date, the Corporation's By-laws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the shares of Class A Voting Common Stock to be sold pursuant to the Registration Statement, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."


     Very  truly  yours,



      /s/ Kirkpatrick & Lockhart LLP
     --------------------------------
     Kirkpatrick  &  Lockhart  LLP